SECURITIES AND EXCHANGE COMMISSION

                      Washington, D. C.  20549

                              FORM 8-K

                           CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  September 28,
                                                   1997



                        LUMISYS INCORPORATED
       (Exact name of registrant as specified in its charter)


                              Delaware
          (State or other jurisdiction of incorporation)



0-26832                                                 77-0133232
(Commission File No.)            (IRS Employer Identification No.)



                         225 Humboldt Court
                         Sunnyvale,  CA 94089

       (Address of principal executive offices and zip code)



Registrant's telephone number, including area code: (408) 733-6565




              ---------------------------------------




Item 5.  Other Events.

This Current Report on Form 8-K (the "Report") contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements contained herein involve risks and uncertainties, including those relating to the possible inability to complete the merger transaction involving the Company and CompuRAD, Inc., a Delaware corporation ("CompuRAD"), as scheduled, if at all, and those associated with the ability of the combined company to
achieve the anticipated benefits of the merger.   Actual results
and developments may differ materially from those described or incorporated by reference in this Report. For more information about the Company and risks arising when investing in the Company, investors are directed to the Company's most recent report on Form 10-K as filed with the Securities and Exchange Commission (the "SEC").

On September 28, 1997, the Company entered into an Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement"), among the Company, CompuRAD and SAC Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub"). The description contained in this
Item 5 of the transactions contemplated by the Reorganization Agreement is qualified in its entirety by reference to the full text of the Reorganization Agreement, a copy of which is attached to this Report as Exhibit 2.

The Reorganization Agreement contemplates that, subject to the satisfaction of certain conditions set forth therein, including the approval and adoption of the Reorganization Agreement by the requisite vote of CompuRAD's stockholders and the approval of the issuance of Company common stock in the Merger by the Company's stockholders, Merger Sub would be merged into CompuRAD. As a result of the merger of Merger Sub into CompuRAD (the "Merger"), CompuRAD would become a wholly-owned subsidiary of the Company. Under the terms of the Reorganization Agreement, each outstanding share of CompuRAD's common stock would be converted into 0.928 of a share of the Company's common stock. The Merger is intended to be a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and is intended to be accounted for as a pooling of interests.

On September 29, 1997, the Company and CompuRAD issued a joint press release relating to the execution of the Reorganization
Agreement.  A copy of the press release is attached hereto as
Exhibit 99.1 and is incorporated herein by reference.

In connection with the execution of the Reorganization Agreement, certain directors of CompuRAD, who collectively beneficially own approximately 41% of the outstanding shares of common stock of CompuRAD, entered into Voting Agreements pursuant to which each such director agreed to vote his shares in favor of the Merger. The description contained in this Item 5 of the transactions contemplated by the Voting Agreement is qualified in its entirety by reference to the full text of the Voting Agreement, the form of which is attached to this Report as Exhibit 99.2.

A registration statement relating to the Company common stock to be issued in connection with the Merger has not yet been filed with the SEC, nor has a proxy statement relating to a vote of CompuRAD's stockholders on the Merger or relating to a vote of the Company's stockholders on the issuance of Company common stock in the Merger been filed with the SEC. The Company common stock may not be offered, nor may offers to acquire such stock be accepted, prior to the time such a registration statement becomes effective. This Report shall not constitute an offer to sell or the solicitation of an offer to buy any Company common stock or any other security, and shall not constitute the solicitation of any vote with respect to the Merger.


Item 7.  Financial Statements, Pro Forma Financial Information and
         Exhibits

(c)      Exhibits

Exhibit No.            Description

    2 Agreement and Plan of Merger and Reorganization dated as of September 28, 1997, among Lumisys Incorporated, SAC Acquisition Corporation and CompuRAD, Inc.

  99.1       Joint Press Release of Lumisys Incorporated and
             CompuRAD, Inc., dated September 28, 1997

  99.2       Form of Voting Agreement dated as of September 28,
             1997, between the Company and certain directors of CompuRAD, Inc., and Irrevocable Proxy executed by such directors




                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           LUMISYS INCORPORATED


Date: October  3, 1997                     By:/s/ Stephen J. Weiss
                                              --------------------
                                               Stephen J. Weiss,
                                               CEO and President


EXHIBIT 2



EXHIBIT 99.1



	EXHIBIT 99.2


(..continued)













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